GOOSEHEAD INSURANCE, INC. ANNOUNCES THIRD QUARTER 2023 RESULTS
–– Total Revenue Increased 23% over Prior-Year Period to $71.0 million –
– Core Revenue Grew 22% over Prior-Year Period to $63.1 million–
– Total Written Premium Increased 30% to $803 million–
–Net Income of $11.3 million versus Net Income of $3.0 million a year ago –
– Adjusted EBITDA of $22.4 million versus $11.0 million in the Prior-Year Period –

WESTLAKE, TEXAS – October 25, 2023 - Goosehead Insurance, Inc. (“Goosehead” or the “Company”) (NASDAQ: GSHD), a rapidly growing independent personal lines insurance agency, today announced results for the third quarter ended September 30, 2023.

Third Quarter 2023 Highlights
•Total Revenues grew 23% over the prior-year period to $71.0 million in the third quarter of 2023
•Third quarter Core Revenues* of $63.1 million increased 22% over the prior-year period
•Third quarter net income of $11.3 million improved from net income of $3.0 million a year ago. EPS of $0.29 per share increased 204% and adjusted EPS* of $0.46 per share increased 92%, over the prior-year period
•Net income margin for the third quarter was 16%
•Adjusted EBITDA* of $22.4 million increased from $11.0 million in the prior-year period
•Adjusted EBITDA Margin* increased 13 percentage points over the prior-year period to 32%
•Total written premiums placed for the third quarter increased 30% over the prior-year period to $802.9 million
•Policies in force grew 18% from the prior-year period to approximately 1,456,000
•Corporate sales headcount of 316 was down 23% year-over-year, and up 13% from the second quarter of 2023.
•Total franchise producers decreased 4% from a year ago to 2,008

*Core Revenue, Adjusted EPS, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP measures. Reconciliations of Core Revenue to total revenues, Adjusted EPS to basic earnings per share and Adjusted EBITDA to net income, the most directly comparable financial measures presented in accordance with GAAP, are set forth in the reconciliation table accompanying this release.

“We had excellent third quarter results which further demonstrates the consistency and resilience of our business in the face of substantial macro challenges. For the quarter, premiums increased 30%, revenues were up 23%, core revenues grew 22%, net income grew 271%, and our adjusted EBITDA grew 104% with adjusted EBITDA margin expanding 13 percentage points,” stated Mark E. Jones, Chairman and CEO. “Our results this year are unfolding as we had planned as we have successfully implemented strategic changes to improve producer productivity and increase earnings power. The next phase of our execution will be driving accelerating new business production growth in 2024, which we expect to spring load into accelerating revenue and earnings growth in 2025. And we will be driving this improved growth on a significantly higher and further expanding profitability base. We have made tremendous progress this year investing in the quality of our people, process and technology. Our improved foundation further enhances our competitive moat and positions us well to execute on our long term objective of personal lines industry leadership”

Third Quarter 2023 Results
For the third quarter of 2023, revenues were $71.0 million, an increase of 23% compared to the corresponding period in 2022. Core Revenues, a non-GAAP measure which excludes contingent commissions, initial franchise fees, interest income, and other income, were $63.1 million, a 22% increase from $51.9 million in the prior-year period. Core Revenues are the most reliable revenue stream for the Company, consisting of New Business Commissions, Agency Fees, New Business Royalty Fees, Renewal Commissions, and Renewal Royalty Fees. Core Revenue growth was driven by improved productivity, strong client retention of 87%, and rising premium rates. The Company grew total written premiums, which we consider to be the leading indicator of future revenue growth, by 30% in the third quarter.

Total operating expenses, excluding equity-based compensation, depreciation and amortization and impairment expenses, for the third quarter of 2023 were $48.6 million, up 4% from $46.7 million in the prior-year period. The increase from the prior period was due to increased employee compensation and benefits expenses related to investments in partnership, technology, marketing, and service functions. Equity-based compensation increased to $6.5 million for the period, compared to $5.4 million a year ago. Bad debt expense of $0.8 million decreased from $2.3 million a year ago due to reduced terminations of signed franchises that have yet to launch. General and administrative expenses are also higher versus a year ago due to investments in technology, systems and marketing efforts to drive growth and continue to improve the client experience.

Net income in the third quarter of 2023 was $11.3 million versus net income of $3.0 million a year ago, with the improvement due to strong revenue growth and expense discipline. Earnings per share and Net Income Margin for the third quarter of 2023 were $0.29 and 16%, respectively. Adjusted EPS for the third quarter of 2023, which excludes equity-based compensation and impairment expense, was $0.46 per share. Total Adjusted EBITDA was $22.4 million for the third quarter of 2023 compared to $11.0 million in the prior-year period. Adjusted EBITDA Margin of 32% was up 13 percentage points in the quarter.

Liquidity and Capital Resources
As of September 30, 2023, the Company had cash and cash equivalents of $35.2 million. We had an unused line of credit of $49.8 million as of September 30, 2023. Total outstanding term note payable balance was $79.4 million as of September 30, 2023.

2023 Outlook
The Company is reiterating its outlook for full year 2023 as follows:
•Total written premiums placed for 2023 are expected to be between $2.87 billion and $2.99 billion, representing growth of 29% on the low end of the range to 35% on the high end of the range.
•Total revenues for 2023 are expected to be between $260 million and $267 million, representing growth of 24% on the low end of the range to 28% on the high end of the range.
•Adjusted EBITDA Margin is expected to expand for the full year 2023.

Conference Call Information
Goosehead will host a conference call and webcast today at 4:30 PM ET to discuss these results.

The dial-in number for the conference call is (855) 327-6837 (toll-free) or (631) 891-4304 (international). Please dial the number 10 minutes prior to the scheduled start time.

In addition, a live webcast of the conference call will also be available on Goosehead’s investor relations website at http://ir.goosehead.com.

A webcast replay of the call will be available at http://ir.goosehead.com for one year following the call.

About Goosehead
Goosehead (NASDAQ: GSHD) is a rapidly growing and innovative independent personal lines insurance agency that distributes its products and services through corporate and franchise locations throughout the United States. Goosehead was founded on the premise that the consumer should be at the center of our universe and that everything we do should be directed at providing extraordinary value by offering broad product choice and a world-class service experience. Goosehead represents over 150 insurance companies that underwrite personal and commercial lines. For more information, please visit goosehead.com or goosehead.com/become-a-franchisee.

Forward-Looking Statements
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Goosehead’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or Goosehead’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, conditions impacting insurance carriers or other parties with which Goosehead does business, the loss of one or more key executives or an inability to attract and retain qualified personnel and the failure to attract and retain highly qualified franchisees. These risks and uncertainties also include, but are not limited to, those described under the captions “1A. Risk Factors” in Goosehead’s Annual Report on Form 10-K for the year ended December 31, 2022 and in Goosehead’s other filings with the SEC, which are available free of charge on the Securities Exchange Commission's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Goosehead or to persons acting on behalf of Goosehead are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Goosehead does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

Contacts
Investor Contact:
Dan Farrell
Goosehead Insurance - VP Capital Markets
Phone: (214) 838-5290
Email: dan.farrell@goosehead.com; IR@goosehead.com;

PR Contact:
Mission North for Goosehead Insurance
Email: goosehead@missionnorth.com; PR@goosehead.com

Goosehead Insurance, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
Commissions and agency fees	$31,980	$27,402	$88,637	$73,676
Franchise revenues	38,729	29,922	108,490	77,299
Interest income	321	363	1,135	1,012
Total revenues	71,030	57,687	198,262	151,987
Operating Expenses:
Employee compensation and benefits	39,436	36,328	113,801	99,471
General and administrative expenses	14,831	13,456	48,019	39,358
Bad debts	797	2,306	3,352	4,762
Depreciation and amortization	2,352	1,809	6,817	5,043
Total operating expenses	57,416	53,899	171,989	148,634
Income from operations	13,614	3,788	26,273	3,353
Other Income (Expense):
Interest expense	(1,617)	(1,414)	(5,057)	(3,411)
Income (loss) before taxes	11,997	2,374	21,216	(58)
Tax expense (benefit)	724	(666)	2,944	(104)
Net income	11,273	3,040	18,272	46
Less: net income (loss) attributable to non-controlling interests	4,339	1,061	7,753	(18)
Net income attributable to Goosehead Insurance, Inc.	$6,934	$1,979	$10,519	$64
Earnings per share:
Basic	$0.29	$0.09	$0.44	$—
Diluted	$0.28	$0.09	$0.43	$—
Weighted average shares of Class A common stock outstanding
Basic	24,124	20,892	23,674	20,531
Diluted	24,891	21,569	24,274	21,430

Goosehead Insurance, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
Core Revenue:
Renewal Commissions(1)	$19,036	$16,485	$53,395	$41,233
Renewal Royalty Fees(2)	30,040	21,574	80,344	54,446
New Business Commissions(1)	6,125	6,215	17,899	18,312
New Business Royalty Fees(2)	5,910	4,866	17,819	13,979
Agency Fees(1)	2,008	2,740	6,642	8,491
Total Core Revenue	63,119	51,880	176,099	136,461
Cost Recovery Revenue:
Initial Franchise Fees(2)	2,430	3,056	8,780	7,943
Interest Income	321	363	1,135	1,012
Total Cost Recovery Revenue	2,751	3,419	9,915	8,955
Ancillary Revenue:
Contingent Commissions(1)	4,811	1,962	10,701	5,640
Other Franchise Revenues(2)	349	426	1,547	931
Total Ancillary Revenue	5,160	2,388	12,248	6,571
Total Revenues	71,030	57,687	198,262	151,987
Operating Expenses:
Employee compensation and benefits, excluding equity-based compensation	32,977	30,933	94,850	83,115
General and administrative expenses, excluding impairment	14,831	13,456	44,391	39,358
Bad debts	797	2,306	3,352	4,762
Total	48,605	46,695	142,593	127,235
Adjusted EBITDA	22,425	10,992	55,669	24,752
Adjusted EBITDA Margin	32%	19%	28%	16%

Interest expense	(1,617)	(1,414)	(5,057)	(3,411)
Depreciation and amortization	(2,352)	(1,809)	(6,817)	(5,043)
Tax (expense) benefit	(724)	666	(2,944)	104
Equity-based compensation	(6,459)	(5,395)	(18,951)	(16,356)
Impairment expense	—	—	(3,628)	—
Net Income	$11,273	$3,040	$18,272	$46
Net Income Margin	16%	5%	9%	—%
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Condensed Consolidated Statements of Operations within Goosehead’s Form 10-Q for the three and nine months ended September 30, 2023 and 2022.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Franchise Revenues are included in "Franchise revenues" as shown on the Condensed Consolidated Statements of Operations within Goosehead’s Form 10-Q for the three and nine months ended September 30, 2023 and 2022.

Goosehead Insurance, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share amounts)

	September 30,	December 31,
	2023	2022
Assets
Current Assets:
Cash and cash equivalents	$35,203	$28,743
Restricted cash	1,858	1,644
Commissions and agency fees receivable, net	12,327	14,440
Receivable from franchisees, net	9,147	4,932
Prepaid expenses	9,445	4,334
Total current assets	67,980	54,093
Receivable from franchisees, net of current portion	12,411	23,835
Property and equipment, net of accumulated depreciation	31,707	35,347
Right-of-use asset	39,846	44,080
Intangible assets, net of accumulated amortization	14,785	4,487
Deferred income taxes, net	170,761	155,318
Other assets	3,967	4,193
Total assets	$341,457	$321,353
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$14,779	$15,958
Premiums payable	1,858	1,644
Lease liability	8,749	6,627
Contract liabilities	4,831	6,031
Note payable	8,750	6,875
Total current liabilities	38,967	37,135
Lease liability, net of current portion	59,687	64,947
Note payable, net of current portion	70,005	86,711
Contract liabilities, net of current portion	27,128	40,522
Liabilities under tax receivable agreement	139,909	125,662
Total liabilities	335,696	354,977
Class A common stock, $0.01 par value per share - 300,000 shares authorized, 24,446 shares issued and outstanding as of September 30, 2023, 23,034 shares issued and outstanding as of December 31, 2022	244	228
Class B common stock, $0.01 par value per share - 50,000 shares authorized, 13,415 issued and outstanding as of September 30, 2023, 14,471 shares issued and outstanding as of December 31, 2022	134	146
Additional paid in capital	96,752	70,866
Accumulated deficit	(50,546)	(60,570)
Total stockholders' equity	46,584	10,670
Non-controlling interests	(40,823)	(44,294)
Total equity	5,761	(33,624)
Total liabilities and equity	$341,457	$321,353
.

Goosehead Insurance, Inc.
Reconciliation Non-GAAP Measures to GAAP
This release includes Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS that are not required by, nor presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The Company refers to these measures as “non-GAAP financial measures.” The Company uses these non-GAAP financial measures when planning, monitoring and evaluating its performance and considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax position, depreciation, amortization and certain other items that the Company believes are not representative of its core business. The Company uses Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS for business planning purposes and in measuring its performance relative to that of its competitors.
These non-GAAP financial measures are defined by the Company as follows:
•"Core Revenue" is a supplemental measure of our performance and includes Renewal Commissions, Renewal Royalty Fees, New Business Commissions, New Business Royalty Fees, and Agency Fees. We believe that Core Revenue is an appropriate measure of operating performance because it summarizes all of our revenues from sales of individual insurance policies.
•"Cost Recovery Revenue" is a supplemental measure of our performance and includes Initial Franchise Fees and Interest Income. We believe that Cost Recovery Revenue is an appropriate measure of operating performance because it summarizes revenues that are viewed by management as cost recovery mechanisms.
•"Ancillary Revenue" is a supplemental measure of our performance and includes Contingent Commissions and Other Income. We believe that Ancillary Revenue is an appropriate measure of operating performance because it summarizes revenues that are ancillary to our core business.
•"Adjusted EBITDA" is a supplemental measure of the Company's performance. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of items that do not relate to business performance. Adjusted EBITDA is defined as net income (the most directly comparable GAAP measure) before interest, income taxes, depreciation and amortization, adjusted to exclude equity-based compensation and other non-operating items, including, among other things, certain non-cash charges and certain non-recurring or non-operating gains or losses.
•"Adjusted EBITDA Margin" is Adjusted EBITDA as defined above, divided by total revenue excluding other non-operating items. Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.
•"Adjusted EPS" is a supplemental measure of our performance, defined as earnings per share (the most directly comparable GAAP measure) before non-recurring or non-operating income and expenses. Adjusted EPS is a useful measure to management because it eliminates the impact of items that do not relate to business performance and helps measure our profitability on a consolidated level.
While the Company believes that these non-GAAP financial measures are useful in evaluating its business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues, net income, or earnings per share, in each case as recognized in accordance with GAAP. In addition, other companies, including companies in the Company’s industry, may calculate such measures differently, which reduces their usefulness as comparative measures.

The following tables show a reconciliation from total revenues to Core Revenue, Cost Recovery Revenue, and Ancillary Revenue (non-GAAP basis) for the three and nine months ended September 30, 2023 and 2022 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Total Revenues	$71,030	$57,687	$198,262	$151,987

Core Revenue:
Renewal Commissions(1)	$19,036	$16,485	$53,395	$41,233
Renewal Royalty Fees(2)	30,040	21,574	80,344	54,446
New Business Commissions(1)	6,125	6,215	17,899	18,312
New Business Royalty Fees(2)	5,910	4,866	17,819	13,979
Agency Fees(1)	2,008	2,740	6,642	8,491
Total Core Revenue	63,119	51,880	176,099	136,461
Cost Recovery Revenue:
Initial Franchise Fees(2)	2,430	3,056	8,780	7,943
Interest Income	321	363	1,135	1,012
Total Cost Recovery Revenue	2,751	3,419	9,915	8,955
Ancillary Revenue:
Contingent Commissions(1)	4,811	1,962	10,701	5,640
Other Franchise Revenues(2)	349	426	1,547	931
Total Ancillary Revenue	5,160	2,388	12,248	6,571
Total Revenues	$71,030	$57,687	$198,262	$151,987
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Condensed Consolidated Statements of Operations.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Franchise Revenues are included in "Franchise revenues" as shown on the Condensed Consolidated Statements of Operations.

The following tables show a reconciliation from net income to Adjusted EBITDA and Adjusted EBITDA Margin (non-GAAP basis) for the three and nine months ended September 30, 2023 and 2022 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net Income	$11,273	$3,040	$18,272	$46
Interest expense	1,617	1,414	5,057	3,411
Depreciation and amortization	2,352	1,809	6,817	5,043
Tax expense (benefit)	724	(666)	2,944	(104)
Equity-based compensation	6,459	5,395	18,951	16,356
Impairment expense	—	—	3,628	—
Adjusted EBITDA	$22,425	$10,992	$55,669	$24,752
Net Income Margin(1)	16%	5%	9%	—%
Adjusted EBITDA Margin(2)	32%	19%	28%	16%
(1) Net Income Margin is calculated as Net Income divided by Total Revenue ($11,273/$71,030) and ($3,040/$57,687) for the three months ended September 30, 2023 and 2022. Net Income Margin is calculated as Net Income divided by Total Revenue ($18,272/$198,262) and ($46/$151,987) for the nine months ended September 30, 2023 and 2022
(2) Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($22,425/$71,030), and ($10,992/$57,687) for the three months ended September 30, 2023 and 2022, respectively. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($55,669/$198,262), and ($24,752/$151,987) for the nine months ended September 30, 2023 and 2022.

The following tables show a reconciliation from basic earnings per share to Adjusted EPS (non-GAAP basis) for the three and nine months ended September 30, 2023 and 2022. Note that totals may not sum due to rounding:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Earnings per share - basic (GAAP)	$0.29	$0.09	$0.44	$—
Add: equity-based compensation(1)	0.17	0.14	0.50	0.44
Add: impairment expense(2)	—	—	0.10	—
Adjusted EPS (non-GAAP)	$0.46	$0.24	$1.04	$0.44
(1) Calculated as equity-based compensation divided by sum of weighted average Class A and Class B shares [$6.5 million/(24.1 million + 13.6 million)] for the three months ended September 30, 2023 and [$5.4 million/ (20.9 million + 16.4 million)] for the three months ended September 30, 2022. Calculated as equity-based compensation divided by sum of weighted average Class A and Class B shares [$19.0 million/(23.7 million + 14.0 million)] for the nine months ended September 30, 2023 and [$16.4 million/ (20.5 million + 16.7 million)] for the nine months ended September 30, 2022.
(2) Calculated as impairment expense divided by sum of weighted average Class A and Class B shares [$3.6 million/(23.7 million + 14.0 million)] for the nine months ended September 30, 2023. No impairment was recorded for the three months ended September 30, 2023, three months ended September 30, 2022 nor the nine months ended September 30, 2022.

Goosehead Insurance, Inc.
Key Performance Indicators

	September 30, 2023	December 31, 2022	September 30, 2022
Corporate sales agents < 1 year tenured	132	165	241
Corporate sales agents > 1 year tenured	184	155	170
Operating franchises < 1 year tenured (TX)	48	71	66
Operating franchises > 1 year tenured (TX)	259	236	237
Operating franchises < 1 year tenured (Non-TX)	206	401	399
Operating franchises > 1 year tenured (Non-TX)	772	705	701
Total franchise producers	2,008	2,101	2,102
Policies in Force	1,456,000	1,284,000	1,238,000
Client Retention	87%	88%	88%
Premium Retention	102%	100%	98%
QTD Written Premium (in thousands)	$802,939	$584,575	$615,575
Net Promoter Score ("NPS")	92	90	90